    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 2000

                                                             FILE NO. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                          CUBIST PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                              22-3192085
   (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

                      24 EMILY STREET, CAMBRIDGE, MA 02139
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                             ----------------------

                          CUBIST PHARMACEUTICALS, INC.
                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                             ----------------------

                            SCOTT M. ROCKLAGE, PH.D.
    Chairman of the Board of Directors, President and Chief Executive Officer
                          CUBIST PHARMACEUTICALS, INC.
                                 24 Emily Street
                         Cambridge, Massachusetts 02139
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (617) 576-1999
           TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE

                             ----------------------

                                   COPIES TO:

                               JULIO E. VEGA, ESQ.
                             MATHEW J. CUSHING, ESQ.
                                BINGHAM DANA LLP
                               150 Federal Street
                              Boston, MA 02110-1726
                                 (617) 951-8000

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                       PROPOSED            PROPOSED
                                                    AMOUNT             MAXIMUM             MAXIMUM            AMOUNT OF
                       TITLE OF                      TO BE          OFFERING PRICE        AGGREGATE         REGISTRATION
              SECURITIES TO BE REGISTERED         REGISTERED          PER SHARE       OFFERING PRICE (1)         FEE
----------------------------------------------------------------------------------------------------------------------------
          Common Stock,
          $0.001 par value.................        1,000,000            $44.125           $44,125,000        $11,649.00
============================================================================================================================

(1) The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many of these shares will be purchased or at what price. The estimate of the proposed maximum aggregate offering price has been calculated based on the offering of all 1,000,000 shares registered hereunder pursuant to the grant of stock options under the Plan exercisable for all of such shares, at an exercise price of $44.125 per share, which is the average of the high and low prices of the Registrant's Common Stock as listed on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System on November 1, 2000.

         Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the Prospectus relating to this Registration Statement is a combined Prospectus that relates also to the Registration Statement on Form S-8 (File No. 333-32178) previously filed by the Registrant on March 10, 2000, which registers 844,573 shares of Common Stock, the Registration Statement on Form S-8 (File No. 333-65385) previously filed by the Registrant on October 6, 1998, which registers 655,427 shares of Common Stock, and the Registration Statement on Form S-8 (File No. 33-25707) previously filed by the Registrant on April 23, 1997, which registers 1,500,000 shares of Common Stock. A filing fee in the amount of $14,310.29 was previously paid with respect to such shares.

                                EXPLANATORY NOTE

         On April 23, 1997, we filed a Registration Statement on Form S-8 (File No. 333-25707) (referred to in this document as, the "First Registration Statement") to register under the Securities Act of 1933, as amended, 1,500,000 shares of common stock, par value $0.001 per share, issuable by us under the Plan. On October 6, 1998, we filed a Registration Statement on Form S-8 (File No. 333-65385) (referred to in this document as the "Second Registration Statement") to register under the Securities Act an additional 655,427 shares of our common stock issuable by us under the Plan. On March 10, 2000, we filed a Registration Statement on Form S-8 (File No. 333-32178) (referred to in this document as the "Third Registration Statement") to register under the Securities Act an additional 844,573 shares of our common stock issuable by us under the Plan. On May 16, 2000, the stockholders of Cubist approved an amendment to the Plan increasing the number of shares of common stock that are issuable upon exercise of options granted under the Plan from 3,000,000 to 4,000,000.

         This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 1,000,000 shares of our common stock subject to issuance upon exercise of stock options that may be granted under the Plan at any time or from time to time after the date hereof under the Plan. Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the contents of the First Registration Statement, Second Registration Statement and Third Registration Statement.

         We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

        -- our Annual Report on Form 10-K for the year ended December 31, 1999, as amended;

        -- our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000 and June 30, 2000;

        --        our Current Reports on Form 8-K filed on January 27, 2000;
                  March 7, 2000; March 9, 2000; March 14, 2000; and April 6,
                  2000;

        -- the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 17, 1996, including any amendments or reports filed for the purpose of updating that description; and

        -- the description of the preferred stock purchase rights for our Series A Junior Participating Preferred Stock contained in our registration statement on Form 8-A filed with the SEC on August 2, 1999, including any amendments or reports filed for the purpose of updating that description.

         You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing, telephoning or e-mailing us at the following address:

                                Cubist Pharmaceuticals, Inc.
                                24 Emily Street
                                Cambridge, MA 02139
                                Attn: Thomas A. Shea
                                (617) 576-1999
                                e-mail: tshea@cubist.com

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 8th day of November, 2000.

                                    CUBIST PHARMACEUTICALS, INC.

                                    By: /s/ Scott M. Rocklage
                                        ________________________________________
                                        Scott M. Rocklage, Ph.D.
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Scott M. Rocklage and Thomas A. Shea and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                                      TITLE                                  DATE

/s/ Scott M. Rocklage                      Chairman of the Board of Directors,            November 1, 2000
------------------------------------       President, Chief Executive Officer and
Scott M. Rocklage                          Director (Principal Executive Officer)

/s/ Thomas A. Shea                         Vice President and Chief Financial             November 1, 2000
------------------------------------       Officer
Thomas A. Shea

/s/ John K. Clarke
------------------------------------       Director                                       November 1, 2000
John K. Clarke

/s/ Barry M. Bloom
------------------------------------       Director                                       November 1, 2000
Barry M. Bloom

------------------------------------       Director
Susan Bayh

/s/ Walter Maupay
------------------------------------       Director                                       November 1, 2000
Walter Maupay

/s/ David Martin
------------------------------------       Director                                       November 2, 2000
David Martin

------------------------------------       Director
Paul R. Schimmel

/s/ John Zabriskie
------------------------------------       Director                                       November 2, 2000
John Zabriskie

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                               DESCRIPTION

   3.1      Restated Certificate of Incorporation of the Registrant
            (incorporated by reference to Exhibit 3 to Cubist's Quarterly Report on Form 10-Q filed on August 12, 1999) (File no. 000-21379).

   3.2      Amended and Restated By-Laws of the Registrant, as amended to date.
            (incorporated by reference to Exhibit 3.4, Registration No.
            333-6795).

   4.1 Specimen certificate for shares of Common Stock (incorporated by reference to Exhibit 3.4 to Cubist's Registration Statement on Form
            S-1) (Registration No. 333-6795).

   4.2      Rights Agreement dated as of July 21, 1999 between Cubist and
            BankBoston, N.A. as Rights Agent (incorporated by reference to
            Exhibit 99.1 to Cubist's Report on Form 8-K filed on July 30, 1999)
            (File no. 000-21379).

   4.3 First Amendment, dated as of March 7, 2000, to the Rights Agreement, dated as of July 21, 2000 between the Company and Fleet National
            Bank f/k/a BankBoston, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form 8-A/A filed on March 9, 2000) (File No. 000-21379)

   4.4 Form of Amended Rights Certificate (incorporated herein by reference to Exhibit 4.4 to the Company's Registration Statement on Form 8-A/A filed on March 9, 2000) (File No. 000-21379)

   5 Opinion and Consent of Bingham Dana LLP with respect to the legality of the shares being registered.

   23.1     Consent of Bingham Dana LLP (included in Exhibit 5).

   23.2     Consent of PricewaterhouseCoopers LLP.

   24       Power of Attorney (included in signature page to Registration
            Statement).